Exhibit 99.1

xG Technology Reports Second Quarter and First Half 2016 Results and Conference Call

Sarasota, Florida—August 19, 2016 —xG Technology, Inc. (“xG” or the “Company”) (Nasdaq: XGTI, XGTIW), a leader in providing critical wireless communications for use in challenging operating environments, announced its second quarter and first half 2016 results. Management will hold a conference call for industry analysts on August 24, 2016 at 4:00 p.m. Eastern Time. The call is also being webcast (see details below).

Key Recent Accomplishments

During the second quarter:

•	Expanded the integration of the xMax and IMT business units in sales, marketing, product and technology development and manufacturing operations, which has broadened joint solution revenue opportunities and driven internal efficiencies.
•	The IMT business unit deployed the iSee™ RefCam™ Integrated Sports Camera/Transmitter at the Canadian Hockey League Memorial Cup Tournament.
•	The IMT business unit launched the Mini DirectVu COFDM handheld receiver for use in law enforcement, electronic news gathering and sporting event broadcasting applications.

Since the end of the second quarter:

•	The Company announced a teaming agreement with Radio IP and Abilis Solutions to test a secure wireless system for use by correctional agencies. The all-in-one solution will integrate xMax broadband network technology with the Radio IP secure VPN and CORIS® Mobile Offender Management System.
•	The Company closed a public underwritten offering of its units which resulted in the Company receiving approximately $4.44 million in net proceeds. The Company will use the proceeds for corporate purposes including working capital, product development, partial reduction of liabilities, marketing activities, expanding its internal sales organization and further developing sales channels and other capital expenditures.

George Schmitt, CEO and Chairman of the Board of xG Technology, said, “As we deepen the integration of the xMax and IMT business units, we are aggressively pursuing opportunities that can be uniquely served by the comprehensive mission-critical voice, broadband data and video solutions xG now offers. We have begun collaborating on a number of new business projects that we have recently identified, both domestic and international, which we expect to result in revenue-generating events in the near and medium term.”

Roger Branton, CFO of xG Technology, said, "We are pleased to note that xG realized record quarterly revenue in second quarter of 2016, and to announce that the Company recorded an additional $2.2 million gain on the bargain purchase in connection with the acquisition of IMT that closed in the first quarter. The gain was the result of receiving the final independent fair market valuation report on IMT’s net assets. The report indicated a total fair market value of IMT's net assets of approximately $5.7 million on the date of acquisition, which resulted in a $2.7 million gain over the purchase price, $500K of which was recorded in the first quarter.”

Review of Results

Revenues for the three and six months ended June 30, 2016, were $1,655,000 and $2,584,000, respectively, representing an increase of $1,281,000 and $1,627,000, respectively, from $374,000 and $957,000 in the corresponding periods in 2015. The revenue of $1,655,000 resulted from $1,595,000 from sales of equipment and $60,000 from engineering services for the three months ended June 30, 2016 which can be attributed to the acquisition of IMT. The revenue of $2,584,000 resulted from $2,451,000 from sales of equipment and $133,000 from engineering services during the six months ended June 30, 2016. Of the $2,584,000 in revenue, $131,000 was previously recorded as deferred revenue.

For the three and six months ended June 30, 2016, the Company had a net loss of $4.6 million and $8.6 million, respectively, compared to a net loss of $4.0 million and $7.5 million for the three and six months ended June 30, 2015, or an increase of $0.6 million and $1.1 million.

The increase in net loss is due mainly to an increase in amortization and depreciation, general and administrative and research and development expenses.

Financial Results Conference Call Details

xG management will hold a conference call for industry analysts to discuss xG’s second quarter and first half 2016 results on August 24, 2016 at 4:00 p.m. Eastern Time. Call-in information can be requested by emailing info@xgtechnology.com. The call will also be webcast at http://www.xgtechnology.com/about-xg-technology/investor-information/. For those who cannot listen to the live broadcast, the call be archived on xG’s website at http://www.xgtechnology.com/about-xg-technology/investor-information/

About xG Technology, Inc.

Founded in 2002, xG Technology has created a broad portfolio of intellectual property that enables always-available, always-connected and always-secure voice, broadband data and video communications. The company is the developer of xMax, a patented all-IP software-defined cognitive radio network that delivers mission-assured wireless connectivity in any RF environment. xMax provides a solution to the challenges of interoperability, survivability and flexibility in expeditionary and critical communications networks. xMax can be deployed as fixed or mobile infrastructure to enhance and integrate seamlessly with legacy communications systems, both private and commercial. Access and priority can be controlled, and in the event of congestion, failure or denial of access to commercial networks, xMax provides a fully secure, scalable, private and highly resilient network for essential communications – all at zero bandwidth cost.

xMax incorporates advanced optimizing technologies that include spectrum sharing, interference mitigation, multiple-input multiple-output (MIMO) and software defined radio (SDR). These and other technologies make xMax ideal for wide area, as well as rapid emergency communication deployment in unpredictable environments and during fluid situations. xG offers solutions for numerous industries worldwide, including military, emergency response and public safety, telemedicine, urban and rural wireless broadband, utilities, and critical infrastructure.

xG's Integrated Microwave Technologies (IMT) business unit further supports xG's military and public safety customers with its mission-critical wireless video solutions. IMT is a leader in advanced digital microwave systems and a provider of engineering, integration, installation and commissioning services serving the MAG (Military, Aerospace & Government), broadcast, and sports & entertainment markets.  IMT’s product lines include digital broadcast microwave video systems and compact microwave video equipment for licensed and license-free applications. More information on IMT can be found at www.imt-solutions.com.

Based in Sarasota, Florida, xG has over 100 patents and pending patent applications. xG is a publicly traded company listed on the NASDAQ Capital Market (symbol: XGTI) For more information, please visit www.xgtechnology.com

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to xG Technology, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For More Information:

Media Relations
Daniel Carpini
xG Technology
daniel.carpini@xgtechnology.com
(941) 953-9035

Investor and Analyst Relations
James Woodyatt
xG Technology
james.woodyatt@xgtechnology.com
(954) 572-0395

xG TECHNOLOGY, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT PER SHARE DATA)

	June 30, 2016 (unaudited)	December 31, 2015
ASSETS
Current assets
Cash	$154	$368
Accounts receivable, net of allowance of $184 and $87 ($117 and $138 from related party, respectively)	1,148	641
Inventories, net	3,516	777
Prepaid expenses and other current assets	137	15
Total current assets	4,955	1,801
Inventories, net	2,078	2,078
Property and equipment, net	1,498	792
Intangible assets, net	10,522	11,903
Total assets	$19,053	$16,574
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,948	$1,196
Accrued expenses	693	252
Accrued interest ($117 and $56 due to related party)	270	137
Due to related parties	392	324
Deferred revenue and customer deposits	182	149
Deferred rent	103	—
Convertible notes payable	335	781
Obligation under capital leases	54	54
Derivative liabilities	1,222	1,284
Total current liabilities	5,199	4,177
Long-term obligation under capital leases, net of current portion	81	106
Convertible note payable	2,000	2,000
Total liabilities	7,280	6,283
Series B convertible preferred stock – $0.00001 par value per share: 5,000,000 and 0 shares authorized at June 30, 2016 and December 31, 2015; 0 and 0 issued and outstanding as of June 30, 2016 and December 31, 2015	—	—
Total convertible preferred stock	—	—
Stockholders’ equity
Series D convertible preferred stock – $0.00001 par value per share: 5,000,000 shares authorized; 250,000 and 0 issued and outstanding as of June 30, 2016 and December 31, 2015, respectively	—	—
Common stock – $0.00001 par value, 100,000,000 shares authorized, 8,270,015 and 1,685,642 shares issued and 8,269,996 and 1,685,623 outstanding as of June 30, 2016 and December 31, 2015, respectively	—	—
Additional paid in capital	206,837	198,710
Treasury stock, at cost – 19 shares at June 30, 2016 and December 31, 2015, respectively	(22)	(22)
Series D Preferred Stock Issuable	2,000	—
Accumulated deficit	(197,042)	(188,397)
Total stockholders’ equity	11,773	10,291
Total liabilities and stockholders' equity	$19,053	$16,574

xG TECHNOLOGY, INC. AND SUBSIDIARY
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT NET LOSS PER SHARE DATA)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2016	2015	2016	2015
Revenue	$1,655	$374	$2,584	$957
Cost of revenue and operating expenses
Cost of components and personnel	814	245	1,240	575
Inventory valuation adjustments	42	—	110	—
General and administrative expenses	2,377	1,947	4,413	3,666
Research and development expenses	1,542	1,112	3,202	2,661
Amortization and depreciation	1,512	958	2,867	1,918
Total cost of revenue and operating expenses	6,287	4,262	11,832	8,820
Loss from operations	(4,632)	(3,888)	(9,248)	(7,863)
Other income (expense)
Changes in fair value of derivative liabilities	(1,773)	5	(1,260)	490
Offering expenses	(158)	—	(158)	—
Gain on bargain purchase	2,237	—	2,749	—
Other expense	(58)	(26)	(57)	(26)
Interest expense, net	(198)	(48)	(671)	(95)
Total other income (expense)	50	(69)	603	369
Net loss	$(4,582)	$(3,957)	$(8,645)	$(7,494)
Preferred stock dividends and deemed dividends	(1,438)	(2,385)	(1,808)	(3,455)
Net loss attributable to common shareholders	$(6,020)	$(6,342)	$(10,453)	$(10,949)
Basic and diluted net loss per share	$(0.98)	$(16.78)	$(2.54)	$(34.76)
Weighted average number of shares outstanding basic and diluted	6,135	378	4,112	315